Exhibit 10.1

EXCHANGE AGREEMENT

THIS AGREEMENT, dated the Effective Date below is entered January 22, 2015, a Vladimir Kirish, an individual with an address at 973 Dachia Boulevard, 39/314 Odessa, Ukraine (“Holder”) and Forex International Trading Corp., a Nevada corporation ("Company").

WITNESSETH:

WHEREAS, Holder holds a certain securities debt instrument(s) of the Company, in the principal amounts $196,717.22 as of December 31, 2014 (“Debt”), which was acquired from a creditor of the Company for cash; and

WHEREAS, Holder is willing to exchange the debt instruments for an issuance of 50,000,000 common shares of the Company (“Stock”) in order to eliminate the Debt; and

WHEREAS, pursuant to Section 3(a)(9) of the Securities Act of 1933, as amended (the “Act”), the Company desires to exchange with the Holder, and the Holder desires to exchange with the Company, the debt instruments for the Stock on the terms and conditions of and as more fully described in this Agreement.

NOW, THEREFORE, in consideration for the foregoing, the parties hereto agree as follows:

1.	Holder and the Company hereby agree to exchange the debt instruments for the Stock. Thus, concurrently with the execution of this Agreement, Holder surrenders hereby its interest in the debt instruments strictly for the conversion and related rights and Holder will endeavor to use best efforts to deliver to the Company any promissory notes, commercial paper, or other evidences of the debt instruments and the Company shall execute and deliver to Holder an original, executed Stock Certificate to reflect the conversion. The exchange of the debt instruments for the Stock is being consummated without registration under the Securities Act of 1933, as amended (the “Act”), pursuant to the exemption from registration contained in Section 3(a)(9) of the Act. The Company has not engaged in any general solicitation or engaged or agreed to compensate any broker or agent in connection with the transactions contemplated by this Agreement. None of the Company, its subsidiaries, any of their affiliates, and any person acting on their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would require registration of any of the Stock under the Act.

2.	Holder represents and warrants to, and covenants and agrees with, the Company as follows:

a.	Holder is (i) an "accredited investor" as that term is defined in Rule 501 of the General Rules and Regulations under the Securities Act of 1933, as amended, the "Act" by reason of Rule 501 and (ii) able, by reason of the business and financial experience of its officers (if an entity) and professional advisors (who are not affiliated with or compensated in any way by the Company or any of its affiliates or selling agents), to protect its own interests in connection with the transactions described in this Agreement, and the related documents

3.	This Agreement shall be governed by and interpreted in accordance with the laws of the State of New York without reference to conflict of laws principles A facsimile transmission of this signed Agreement shall be legal and binding on all parties hereto. This Agreement may be signed in one or more counterparts, each of which shall be deemed an original. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement or the validity or enforceability of this Agreement in any other jurisdiction. This Agreement may be amended only by an instrument in writing signed by the party to be charged with enforcement. This Agreement, and the Debenture attached hereto, contains the entire agreement of the parties with respect to the subject matter hereto, superseding all prior agreements, understandings or discussions except for the statements made by the Company in joining the Assignment and Assumption Agreement of on or about this date relating to the Debt.

The Company and Holder have caused this Agreement to be executed by their duly authorized representatives on the date as first written above.

Effective Date: January 22, 2015

Name of Original Debt Holder: Glendon Advisors

Amount of Debt as of 12/31/2014: $196,717.22

Name of Trading Company: Forex International Trading Corp.

State of Incorporation of Trading Company: Nevada

Forex International Trading Corp.

By:	/s/Igwekali Reginald Emmanuel
Name:	Igwekali Reginald Emmanuel
Title:	President, Chief Executive Officer,
Secretary and Treasurer as well as
Chairman of the Board of Directors

By:	/s/ Vladimir Kirish
Name:	Vladimir Kirish